Kenvue Reports Third Quarter 2024 Results

•Net Sales Decreased 0.4% to $3.9 Billion; Organic Growth1 was 0.9%
•Gross Profit Margin Expansion and Our Vue Forward Savings Fuel Increased Marketing Investment
•Diluted EPS was $0.20; Adjusted Diluted EPS1 was $0.28

SKILLMAN, N.J. November 7, 2024 – Kenvue Inc. (NYSE: KVUE) (“Kenvue”), today announced financial results for the fiscal third quarter ended September 29, 2024.

“During the third quarter, we continued to drive strong productivity and realize efficiency benefits from Our Vue Forward, which we are reinvesting behind our iconic brands to unleash the full potential of our business and fulfill our commitment to create long-term shareholder value,” said Thibaut Mongon, Chief Executive Officer. “This reinvestment is enabling us to continue to drive share gains in Self Care, deliver broad-based growth across the Essential Health categories, and build the right foundation in Skin Health and Beauty, where we are seeing early signs of recovery. As we continue to advance our new Kenvue playbook, our team is making strong progress toward transforming into a leaner, more efficient and agile consumer health organization driving sustainable and profitable growth.”

Third Quarter 2024 Financial Results

Net Sales and Organic Growth
Third quarter Net sales decreased 0.4%, reflecting Organic growth1 of 0.9% and foreign currency headwind of 1.3%. Both Net sales and Organic growth were composed of 2.5% value realization (price and mix) and (1.6)% volume.

Value realization was driven by a combination of carry-over pricing and price actions taken this year. The volume decline was driven primarily by Skin Health and Beauty and Self Care, partially offset by growth in Essential Health.

Gross Profit Margin and Operating Income Margin
Third quarter Gross profit margin expanded 100 basis points to 58.5% from 57.5% in the prior year period. Adjusted gross profit margin1 expanded 130 basis points to 60.7% from 59.4% in the prior year period. The year-over-year improvement in both measures primarily reflects productivity gains attributable to our global supply chain efficiency initiatives and benefits from value realization.

Third quarter Operating income margin was 16.8% vs 18.1% in the prior year period. Third quarter Adjusted operating income margin1 was 22.1% vs 23.3% in the prior year period. The year-over-year change in both measures reflects the impact of the year-over-year increase in brand investment, which more than offset the benefit from Gross profit margin expansion and savings from Our Vue Forward.

Interest Expense, Net and Taxes
Third quarter Interest expense, net was $96 million.

The third quarter Effective tax rate was 33.6% vs 25.1% in the prior year period. The Adjusted effective tax rate1 was 28.9% vs. 25.3% in the prior year period. Both measures were driven by changes to the jurisdictional mix of income and reduced benefits derived from the Separation from our former parent company.

Net Income Per Share (“Earnings Per Share”)
Third quarter Diluted earnings per share were $0.20 vs. $0.23 in the prior year period and Adjusted diluted earnings per share1 were $0.28 vs. $0.31 in the prior year period. The year-over-year declines were primarily due to increased brand investment as compared to last year, as well as the aforementioned increased tax rate, which more than offset the benefit from stronger Gross profit margin and savings from Our Vue Forward.

2024 Outlook
For 2024, assuming an approximately 1% currency headwind, the Company expects Net sales growth and Organic growth toward the low end of its outlook of 1.0%-3.0% and 2.0%-4.0%, respectively. The Company reaffirms its outlook for Adjusted diluted earnings per share in the range of $1.10-$1.20, which continues to reflect strong productivity and efficiency gains that are funding sustained incremental investment in brand activation.

Kenvue is not able to provide the most directly comparable GAAP measures or reconcile Adjusted diluted earnings per share or Organic growth to comparable GAAP measures on a forward-looking basis without unreasonable efforts given the unpredictability of the timing and amounts of discrete items such as foreign exchange, acquisitions, or divestitures.

Webcast Information
As previously announced, Kenvue will host a conference call with investors to discuss its third quarter results on Thursday, November 7, 2024 at 8:00 a.m. Eastern Time. The conference call can be accessed by dialing 877-407-8835 from the U.S. or +1 201-689-8779 from international locations. A live webcast of the conference call can also be accessed at investors.kenvue.com, with a replay made available after the live event.

About Kenvue
Kenvue is the world’s largest pure-play consumer health company by revenue. Built on more than a century of heritage, our iconic brands, including Aveeno®, BAND-AID® Brand, Johnson’s®, Listerine®, Neutrogena®, and Tylenol®, are science-backed and recommended by healthcare professionals around the world. At Kenvue, we believe in the extraordinary power of everyday care, and our teams work every day to put that power in consumers’ hands and earn a place in their hearts and homes. Learn more at www.kenvue.com.

1Non-GAAP Financial Measures
The Company uses certain non-GAAP financial measures to supplement the financial measures prepared in accordance with U.S. GAAP. There are limitations to the use of the non-GAAP financial measures presented herein. These non-GAAP financial measures are not prepared in accordance with U.S. GAAP nor do they have any standardized meaning under U.S. GAAP. In addition, other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way the Company calculates such measures. Accordingly, the non-GAAP financial measures may not be comparable to such similarly titled non-GAAP financial measures used by other companies. The Company cautions you not to place undue reliance on these non-GAAP financial measures, but instead to consider them with the most directly comparable U.S. GAAP measure. These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation. These non-GAAP financial measures should be considered supplements to, not substitutes for, or superior to, the corresponding financial measures calculated in accordance with U.S. GAAP.

The Company believes the presentation of these measures is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. The Company believes these measures help improve investors’ ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies. In addition, the Company believes these measures are also among the primary measures used externally by the Company’s investors, analysts, and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in our industry.

Below are definitions and the reconciliation to the most closely related GAAP measures for the non-GAAP measures used in this press release and the related prepared materials and webcast.

Adjusted diluted earnings per share: We define Adjusted diluted earnings per share as Adjusted net income divided by the weighted average number of diluted shares outstanding. Management views this non-GAAP measure as useful to investors as it provides a supplemental measure of the Company’s performance over time.

Adjusted EBITDA margin: We define the non-GAAP measure EBITDA as U.S. GAAP Net income adjusted for interest, provision for taxes, and depreciation and amortization. We define Adjusted EBITDA, another non-GAAP financial measure, as EBITDA adjusted for restructuring expenses and operating model optimization initiatives, costs incurred in connection with our establishment as a standalone public company (“Separation-related costs”), conversion of stock-based awards, stock-based awards granted to individuals employed by Kenvue as of October 2, 2023 (“Founder Shares”), impairment charges, the impact of the deferred transfer of certain assets and liabilities from Johnson & Johnson in certain jurisdictions (the “Deferred Markets”), litigation (income) expense, losses on investments, and tax indemnification releases. We define Adjusted EBITDA margin as Adjusted EBITDA as a percentage of Net sales. Management believes this non-GAAP measure is useful to investors as it provides a supplemental perspective to the Company’s operating efficiency over time.

Adjusted effective tax rate: We define Adjusted effective tax rate as U.S. GAAP Effective tax rate adjusted for the tax effects on special item adjustments including amortization of intangible assets, restructuring expenses and operating model optimization initiatives, Separation-related costs, conversion of stock-based awards, Founder Shares, impairment charges other than the Dr.Ci:Labo® asset impairment, litigation (income) expense, losses on investments, interest income from a related party note, and tax indemnification releases. We also exclude taxes related to the Deferred Markets, taxes related to the Dr.Ci:Labo® asset impairment charges, certain one-time tax only adjustments which includes the removal of tax effects from the carve-out methodology, and the impact of the interest expense from the debt issuance, which reduced the Company’s capacity to utilize foreign tax credits against U.S. foreign source income. Management believes this non-GAAP measure is useful to investors as it provides a supplemental measure of the Company’s performance over time.

Adjusted gross profit margin: We define Adjusted gross profit margin (also referred to as “Adjusted gross margin”) as U.S. GAAP Gross profit margin adjusted for amortization of intangible assets, Separation-related costs, conversion of stock-based awards, Founder Shares, and operating model optimization initiatives. Management believes this non-GAAP measure is useful to investors as it provides a supplemental perspective to the Company’s operating efficiency over time.

Adjusted net income: We define Adjusted net income as U.S. GAAP Net income adjusted for amortization of intangible assets, restructuring expenses and operating model optimization initiatives, Separation-related costs, conversion of stock-based awards, Founder Shares, impairment charges, the impact of the Deferred Markets, litigation (income) expense, losses on investments, interest income from a related party note, tax indemnification releases, and their related tax impacts (i.e. special items). Adjusted net income excludes the impact of items that may obscure trends in our underlying performance. Management believes this non-GAAP measure is useful to investors as the Company uses Adjusted net income for strategic decision making, forecasting future results, and evaluating current performance.

Adjusted operating income: We define Adjusted operating income as U.S. GAAP Operating income adjusted for amortization of intangible assets, restructuring expenses and operating model optimization initiatives, Separation-related costs, conversion of stock-based awards, Founder Shares, impairment charges, the impact of the Deferred Markets, and litigation (income) expense. Management believes this non-GAAP measure is useful to investors as management uses Adjusted operating income to assess the Company’s financial performance.

Adjusted operating income margin: We define Adjusted operating income margin (also referred to as “Adjusted operating margin”) as Adjusted operating income as a percentage of Net sales. Management believes this non-GAAP measure is useful to investors as it provides a supplemental perspective to the Company’s operating efficiency over time.

Free cash flow: We define Free cash flow as U.S. GAAP Net cash flows from operating activities adjusted for Purchases of property, plant, and equipment. Management believes this non-GAAP measure is useful to investors as it provides a view of the Company’s liquidity after deducting capital expenditures, which are considered a necessary component of our ongoing operations.

Organic growth: We define Organic growth (also referred to as “Organic sales growth”) as the period-over-period change in U.S. GAAP Net sales excluding the impact of changes in foreign currency exchange rates and the impact of acquisitions and divestitures. Management believes

Organic growth provides investors with additional, supplemental information that is useful in assessing the Company’s results of operations by excluding the impact of certain items that we believe do not directly reflect our underlying operations.

The non-GAAP measures as presented herein have been prepared as if our operations had been conducted independently from Johnson & Johnson prior to May 4, 2023, the date Kenvue’s common stock began trading on the New York Stock Exchange, and therefore they include certain Johnson & Johnson corporate and shared costs allocated to us. Management believes the cost allocations are a reasonable reflection of the utilization of services provided to, or the benefit derived by, us during the periods presented, though the allocations may not be indicative of the actual costs that would have been incurred if we had been operating as a standalone company.

Cautions Concerning Forward-Looking Statements
This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements about management’s expectations of Kenvue’s future operating and financial performance, product development, market position, and business strategy. Forward-looking statements may be identified by the use of words such as “plans,” “expects,” “will,” “anticipates,” “estimates,” and other words of similar meaning. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Kenvue and its affiliates. Risks and uncertainties include, but are not limited to: the inability to execute on Kenvue’s business development strategy; inflation and other economic factors, such as interest rate and currency exchange rate fluctuations; the ability to successfully manage local, regional or global economic volatility, including reduced market growth rates, and to generate sufficient income and cash flow to allow Kenvue to effect any expected share repurchases and dividend payments; Kenvue’s ability to access capital markets and maintain satisfactory credit ratings, which could adversely affect its liquidity, capital position and borrowing costs; competition, including technological advances, new products and intellectual property attained by competitors; challenges inherent in new product research and development; uncertainty of commercial success for new and existing products and digital capabilities; challenges to intellectual property protections including counterfeiting; the ability of Kenvue to successfully execute strategic plans, including Our Vue Forward and other restructuring or cost-saving initiatives; the impact of business combinations and divestitures, including any ongoing or future transactions; manufacturing difficulties or delays, internally or within the supply chain; product efficacy or safety concerns resulting in product recalls or regulatory action; significant adverse litigation or government action, including related to product liability claims; changes to applicable laws and regulations and other requirements imposed by stakeholders; changes in behavior and spending patterns of consumers; natural disasters, acts of war (including the Russia-Ukraine War and conflicts in the Middle East) or terrorism, catastrophes, or epidemics, pandemics, or other disease outbreaks; financial instability of international economies and legal systems and sovereign risk; the inability to realize the benefits of the separation from Kenvue’s former parent, Johnson & Johnson; and the risk of disruption or unanticipated costs in connection with the separation. A further list and descriptions of these risks, uncertainties, and other factors can be found in Kenvue’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and subsequent Quarterly Reports on Form 10-Q and other filings, available at www.kenvue.com or on request from Kenvue. Any forward-looking statement made in this release speaks only as of the date of this release. Kenvue undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or developments or otherwise.

Contacts
Investor Relations:
Sofya Tsinis
Kenvue_IR@kenvue.com

Media Relations:
Melissa Witt
media@kenvue.com

Kenvue Inc.
Condensed Consolidated Statement of Operations
(Unaudited; Dollars In Millions, Except Per Share Data; Shares In Millions)

	Fiscal Three Months Ended		Fiscal Nine Months Ended
	September 29, 2024	October 1, 2023	September 29, 2024	October 1, 2023
Net sales	$3,899	$3,915	$11,793	$11,778
Cost of sales	1,617	1,665	4,904	5,178
Gross profit	2,282	2,250	6,889	6,600
Selling, general and administrative expenses	1,590	1,531	4,804	4,555
Restructuring expenses	31	—	120	—
Impairment charges	—	—	578	—
Other operating expense (income), net	7	9	29	(7)
Operating income	654	710	1,358	2,052
Other (income) expense, net	(19)	25	6	65
Interest expense, net	96	100	283	154
Income before taxes	577	585	1,069	1,833
Provision for taxes	194	147	332	496
Net income	$383	$438	$737	$1,337

Net income per share
Basic	$0.20	$0.23	$0.38	$0.73
Diluted	$0.20	$0.23	$0.38	$0.73
Weighted average number of shares outstanding
Basic	1,915	1,916	1,915	1,823
Diluted	1,924	1,920	1,921	1,827

Non-GAAP Financial Information
Organic Growth

The following tables present a reconciliation of the change in Net sales, as reported, to Organic growth for the periods presented:

	Fiscal Three Months Ended September 29, 2024 vs October 1, 2023(1)
	Reported Net sales change		Impact of foreign currency	Organic growth(2)
(Unaudited; Dollars in Millions)	Amount	Percent	Amount	Amount	Percent
Self Care	$12	0.7%	$1	$11	0.7%
Skin Health and Beauty	(47)	(4.2)	(17)	(30)	(2.7)
Essential Health	19	1.6	(34)	53	4.5
Total	$(16)	(0.4)%	$(50)	$34	0.9%

	Fiscal Three Months Ended September 29, 2024 vs October 1, 2023(1)
(Unaudited)	Reported Net sales change	Impact of foreign currency	Organic growth(2)
			Price/Mix(3)	Volume
Self Care	0.7%	—%	1.8%	(1.1)%
Skin Health and Beauty	(4.2)	(1.5)	2.0	(4.7)
Essential Health	1.6	(2.9)	3.7	0.8
Total	(0.4)%	(1.3)%	2.5%	(1.6)%

	Fiscal Three Months Ended October 1, 2023 vs October 2, 2022(1)
	Reported Net sales change		Impact of foreign currency	Organic growth(2)
(Unaudited; Dollars in Millions)	Amount	Percent	Amount	Amount	Percent
Self Care	$97	6.4%	$(4)	$101	6.7%
Skin Health and Beauty	(5)	(0.4)	—	(5)	(0.4)
Essential Health	34	3.0	(9)	43	3.8
Total	$126	3.3%	$(13)	$139	3.6%

	Fiscal Three Months Ended October 1, 2023 vs October 2, 2022(1)
(Unaudited)	Reported Net sales change	Impact of foreign currency	Organic growth(2)
			Price/Mix(3)	Volume
Self Care	6.4%	(0.3)%	5.5%	1.2%
Skin Health and Beauty	(0.4)	—	6.4	(6.8)
Essential Health	3.0	(0.8)	10.0	(6.2)
Total	3.3%	(0.3)%	7.1%	(3.5)%

	Fiscal Nine Months Ended September 29, 2024 vs October 1, 2023(1)
	Reported Net sales change		Impact of foreign currency	Organic growth(2)
(Unaudited; Dollars in Millions)	Amount	Percent	Amount	Amount	Percent
Self Care	$44	0.9%	$(32)	$76	1.5%
Skin Health and Beauty	(148)	(4.4)	(41)	(107)	(3.2)
Essential Health	119	3.4	(80)	199	5.7
Total	$15	0.1%	$(153)	$168	1.4%

	Fiscal Nine Months Ended September 29, 2024 vs October 1, 2023(1)
(Unaudited)	Reported Net sales change	Impact of foreign currency	Organic growth(2)
			Price/Mix(3)	Volume
Self Care	0.9%	(0.6)%	2.8%	(1.3)%
Skin Health and Beauty	(4.4)	(1.2)	2.0	(5.2)
Essential Health	3.4	(2.3)	4.8	0.9
Total	0.1%	(1.3)%	3.1%	(1.7)%

	Fiscal Nine Months Ended October 1, 2023 vs October 2, 2022(1)
	Reported Net sales change		Impact of foreign currency	Organic growth(2)
(Unaudited; Dollars in Millions)	Amount	Percent	Amount	Amount	Percent
Self Care	$452	10.1%	$(84)	$536	12.0%
Skin Health and Beauty	115	3.5	(52)	167	5.1
Essential Health	28	0.8	(106)	134	3.9
Total	$595	5.3%	$(242)	$837	7.5%

	Fiscal Nine Months Ended October 1, 2023 vs October 2, 2022(1)
(Unaudited)	Reported Net sales change	Impact of foreign currency	Organic growth(2)
			Price/Mix(3)	Volume
Self Care	10.1%	(1.9)%	8.1%	3.9%
Skin Health and Beauty	3.5	(1.6)	7.2	(2.1)
Essential Health	0.8	(3.1)	10.0	(6.1)
Total	5.3%	(2.2)%	8.4%	(0.9)%
(1) Acquisitions and divestitures did not materially impact the reported Net sales change.
(2) Non-GAAP financial measure. Excludes the impact of foreign currency exchange and the impact of Acquisitions and divestitures.
(3) Price/Mix reflects value realization.

Total Segment Net Sales and Adjusted Operating Income
Segment Net sales and Adjusted operating income for the periods presented were as follows:

	Net Sales
	Fiscal Three Months Ended		Fiscal Nine Months Ended
(Unaudited; Dollars in Millions)	September 29, 2024	October 1, 2023	September 29, 2024	October 1, 2023
Self Care	$1,625	$1,613	$4,958	$4,914
Skin Health and Beauty	1,072	1,119	3,229	3,377
Essential Health	1,202	1,183	3,606	3,487
Total segment net sales	$3,899	$3,915	$11,793	$11,778

	Adjusted Operating Income
	Fiscal Three Months Ended		Fiscal Nine Months Ended
(Unaudited; Dollars in Millions)	September 29, 2024	October 1, 2023	September 29, 2024	October 1, 2023
Self Care Adjusted operating income	$557	$604	$1,692	$1,762
Skin Health and Beauty Adjusted operating income	191	180	502	530
Essential Health Adjusted operating income	291	275	914	736
Total(1)(2)	$1,039	$1,059	$3,108	$3,028
Depreciation(3)	(94)	(72)	(238)	(211)
General corporate/unallocated expenses	(82)	(76)	(258)	(219)
Other operating (expense) income, net	(7)	(9)	(29)	7
Other—impact of Deferred Markets(4)	8	12	47	33
Litigation (income) expense	(4)	—	(4)	20
Adjusted operating income (non-GAAP)	$860	$914	$2,626	$2,658
Reconciliation to Income before taxes:
Amortization of intangible assets	66	81	212	242
Separation-related costs(5)	85	133	231	333
Restructuring and operating model optimization initiatives	38	3	146	3
Conversion of stock-based awards	6	(25)	34	(25)
Other—impact of Deferred Markets(4)	8	12	47	33
Founder Shares	7	—	24	—
Litigation (income) expense	(4)	—	(4)	20
Impairment charges	—	—	578	—
Operating income	$654	$710	$1,358	$2,052
Other (income) expense, net	(19)	25	6	65
Interest expense, net	96	100	283	154
Income before taxes	$577	$585	$1,069	$1,833
(1) Effective in the fiscal three months ended September 29, 2024, the Company adjusted the allocation for certain brand marketing expenses within Selling, general, and administrative expenses to align with segment financial results as measured by the Company, including the chief operating decision maker (the “CODM”). Accordingly, the Company has updated its segment disclosures to reflect the updated presentation in all prior periods. Total Adjusted operating income did not change as a result of this update.
(2) Effective in the fiscal three months ended June 30, 2024, the Company adjusted the allocation for certain Research and development costs within Selling, general, and administrative expenses to align with segment financial results as measured by the Company, including the CODM. Accordingly, the Company has updated its segment disclosures to reflect the updated presentation in all prior periods. Total Adjusted operating income did not change as a result of this update.
(3) Depreciation includes the amortization of integration and development costs capitalized in connection with cloud computing arrangements.

(4) Includes the provision for taxes and minority interest expense related to Deferred Markets recognized within Other operating expense (income), net, which are payable to Johnson & Johnson through interim agreements until these Deferred Markets can be transferred to the Company. Deferred Markets are local businesses in certain non-U.S. jurisdictions in which the transfer from Johnson & Johnson of certain assets and liabilities were deferred in order to ensure compliance with applicable law, to obtain necessary governmental approvals and other consents, and for other business reasons.
(5) Costs incurred in connection with our establishment as a standalone public company are defined as “Separation-related costs.”

The following tables present reconciliations of GAAP to Non-GAAP for the periods presented:

	Fiscal Three Months Ended September 29, 2024
(Unaudited; Dollars in Millions)	As Reported	Adjustments	Reference	As Adjusted
Net sales	$3,899	—		$3,899

Gross profit	$2,282	86	(a)	$2,368
Gross profit margin	58.5%			60.7%

Operating income	$654	206	(a)-(c)	$860
Operating income margin	16.8%			22.1%

Net Income	$383	159	(a)-(e)	$542
Net income margin	9.8%			13.9%
Interest expense, net	$96
Provision for taxes	$194
Depreciation and amortization	$160
EBITDA (non-GAAP)	$833	119	(b)-(d), (f)	$952
EBITDA margin	21.4%			24.4%

Detail of Adjustments
	Cost of sales	SG&A/Restructuring expenses	Other operating expense (income), net	Other (income) expense, net	Provision for taxes	Total
Amortization of intangible assets	$66	$—	$—	$—	$—	$66
Restructuring expenses	—	31	—	—	—	31
Operating model optimization initiatives	4	3	—	—	—	7
Separation-related costs (including conversion of stock-based awards and Founder Shares)	16	82	—	—	—	98
Impact of Deferred Markets—minority interest expense	—	—	4	—	—	4
Impact of Deferred Markets—provision for taxes	—	—	4	—	(4)	—
Litigation income	—	—	(4)	—	—	(4)
Tax indemnification release	—	—	—	(21)	—	(21)
Tax impact on special item adjustments	—	—	—	—	(22)	(22)
Total	$86	$116	$4	$(21)	$(26)	$159
	(a)	(b)	(c)	(d)	(e)
Cost of sales less amortization	$20
	(f)

	Fiscal Three Months Ended October 1, 2023
(Unaudited; Dollars in Millions)	As Reported	Adjustments	Reference	As Adjusted
Net sales	$3,915	—		$3,915

Gross profit	$2,250	75	(a)	$2,325
Gross profit margin	57.5%			59.4%

Operating income	$710	204	(a)-(c)	$914
Operating income margin	18.1%			23.3%

Net Income	$438	152	(a)-(d)	$590
Net income margin	11.2%			15.1%
Interest expense, net	$100
Provision for taxes	$147
Depreciation and amortization	$153
EBITDA (non-GAAP)	$838	123	(b)-(c), (e)	$961
EBITDA margin	21.4%			24.5%

Detail of Adjustments
	Cost of sales	SG&A/Restructuring expenses	Other operating expense (income), net	Provision for taxes	Total
Amortization of intangible assets	$81	$—	$—	$—	$81
Operating model optimization initiatives	1	2	—	—	3
Separation-related costs (including conversion of stock-based awards)	(7)	115	—	—	108
Impact of Deferred Markets—minority interest expense	—	—	4	—	4
Impact of Deferred Markets—provision for taxes	—	—	8	(8)	—
Tax impact on special item adjustments	—	—	—	(44)	(44)
Total	$75	$117	$12	$(52)	$152
	(a)	(b)	(c)	(d)
Cost of sales less amortization	$(6)
	(e)

	Fiscal Nine Months Ended September 29, 2024
(Unaudited; Dollars in Millions)	As Reported	Adjustments	Reference	As Adjusted
Net sales	$11,793	—		$11,793

Gross profit	$6,889	288	(a)	$7,177
Gross profit margin	58.4%			60.9%

Operating income	$1,358	1,268	(a)-(d)	$2,626
Operating income margin	11.5%			22.3%

Net Income	$737	963	(a)-(f)	$1,700
Net income margin	6.2%			14.4%
Interest expense, net	$283
Provision for taxes	$332
Depreciation and amortization	$450
EBITDA (non-GAAP)	$1,802	1,066	(b)-(e), (g)	$2,868
EBITDA margin	15.3%			24.3%

Detail of Adjustments
	Cost of sales	SG&A/Restructuring expenses	Impairment charges	Other operating expense (income), net	Other (income) expense, net	Provision for taxes	Total
Amortization of intangible assets	$212	$—	$—	$—	$—	$—	$212
Restructuring expenses	—	120	—	—	—	—	120
Operating model optimization initiatives	19	7	—	—	—	—	26
Separation-related costs (including conversion of stock-based awards and Founder Shares)	57	232	—	—	—	—	289
Impairment charges	—	—	578	—	—	(151)	427
Impact of Deferred Markets—minority interest expense	—	—	—	20	—	—	20
Impact of Deferred Markets—provision for taxes	—	—	—	27	—	(27)	—
Litigation income	—	—	—	(4)	—	—	(4)
Losses on investments	—	—	—	—	31	—	31
Tax indemnification release	—	—	—	—	(21)	—	(21)
Tax impact on special item adjustments	—	—	—	—	—	(137)	(137)
Total	$288	$359	$578	$43	$10	$(315)	$963
	(a)	(b)	(c)	(d)	(e)	(f)
Cost of sales less amortization	$76
	(g)

	Fiscal Nine Months Ended October 1, 2023
(Unaudited; Dollars in Millions)	As Reported	Adjustments	Reference	As Adjusted
Net sales	$11,778	—		$11,778

Gross profit	$6,600	236	(a)	$6,836
Gross profit margin	56.0%			58.0%

Operating income	$2,052	606	(a)-(c)	$2,658
Operating income margin	17.4%			22.6%

Net Income	$1,337	460	(a)-(f)	$1,797
Net income margin	11.4%			15.3%
Interest expense, net	$154
Provision for taxes	$496
Depreciation and amortization	$453
EBITDA (non-GAAP)	$2,440	371	(b)-(d), (g)	$2,811
EBITDA margin	20.7%			23.9%

Detail of Adjustments
	Cost of sales	SG&A/Restructuring expenses	Other operating expense (income), net	Other (income) expense, net	Interest expense, net	Provision for taxes	Total
Amortization of intangible assets	$242	$—	$—	$—	$—	$—	$242
Operating model optimization initiatives	1	2	—	—	—	—	3
Separation-related costs (including conversion of stock-based awards)	(7)	315	—	—	—	—	308
Impact of Deferred Markets—minority interest expense	—	—	10	—	—	—	10
Impact of Deferred Markets—provision for taxes	—	—	23	—	—	(23)	—
Litigation expense	—	—	20	—	—	—	20
Losses on investments	—	—	—	7	—	—	7
Interest income from related party note	—	—	—	—	(33)	—	(33)
Tax impact on special item adjustments	—	—	—	—	—	(97)	(97)
Total	$236	$317	$53	$7	$(33)	$(120)	$460
	(a)	(b)	(c)	(d)	(e)	(f)
Cost of sales less amortization	$(6)
	(g)

The following tables present reconciliations of the Effective tax rate, as reported, to Adjusted effective tax rate for the periods presented:

	Fiscal Three Months Ended		Fiscal Nine Months Ended
(Unaudited)	September 29, 2024	October 1, 2023	September 29, 2024	October 1, 2023
Effective tax rate	33.6%	25.1%	31.1%	27.1%
Adjustments:
Tax-effect on special item adjustments	(5.2)	(3.1)	(4.8)	(3.0)
Dr.Ci:Labo® Impairment	—	—	0.8	—
Removal of tax benefits from carve out methodology	—	—	—	2.3
Taxes related to Deferred Markets	0.5	1.1	0.5	1.1
Valuation allowance on foreign tax credits due to interest expense	—	0.9	—	(2.8)
Other	—	1.3	—	0.8
Adjusted Effective tax rate (non-GAAP)	28.9%	25.3%	27.6%	25.5%

The following table presents a reconciliation of Effective tax rate, as forecasted on a U.S. GAAP basis, to forecasted Adjusted effective tax rate for fiscal year 2024:

Fiscal Year 2024
(Unaudited)	Forecast
Effective tax rate	28.5% - 29.0%
Adjustments:
Tax-effect on special item adjustments	(2.5)
Taxes related to Deferred Markets	0.5
Adjusted Effective tax rate (non-GAAP)	26.5% - 27.0%

The following table presents a reconciliation of Diluted earnings per share, as reported, to Adjusted diluted earnings per share for the periods presented:

	Fiscal Three Months Ended		Fiscal Nine Months Ended
(Unaudited)	September 29, 2024	October 1, 2023	September 29, 2024	October 1, 2023
Diluted earnings per share	$0.20	$0.23	$0.38	$0.73
Adjustments:
Separation-related costs	0.04	0.07	0.12	0.18
Conversion of stock-based awards	—	(0.01)	0.02	(0.01)
Restructuring and operating model optimization initiatives	0.02	—	0.08	—
Impairment charges	—	—	0.30	—
Amortization of intangible assets	0.03	0.04	0.11	0.13
Losses on investments	—	—	0.02	—
Interest income from related party note	—	—	—	(0.02)
Tax impact on special item adjustments	(0.01)	(0.02)	(0.15)	(0.05)
Other	—	—	—	0.02
Adjusted diluted earnings per share (non-GAAP)	$0.28	$0.31	$0.88	$0.98

The following table presents a reconciliation of Net cash flows from operating activities, as reported, and Purchases of property, plant, and equipment, as reported, to Free cash flow for the periods presented:

	Fiscal Nine Months Ended
(Unaudited; Dollars in Billions)	September 29, 2024	October 1, 2023
Net cash flows from operating activities	$1.0	$2.2
Purchases of property, plant, and equipment	(0.3)	(0.2)
Free cash flow (non-GAAP)	$0.7	$2.0

Other Supplemental Financial Information
The following table presents the Company’s Net sales by Geographic Region for the periods presented:

	Fiscal Three Months Ended		Fiscal Nine Months Ended
(Unaudited; Dollars in Millions)	September 29, 2024	October 1, 2023	September 29, 2024	October 1, 2023
Net sales by geographic region
North America	$1,844	$1,879	$5,737	$5,848
Europe, Middle East, and Africa	913	864	2,696	2,566
Asia Pacific	793	808	2,339	2,357
Latin America	349	364	1,021	1,007
Total Net sales by geographic region	$3,899	$3,915	$11,793	$11,778

The following table presents the Company’s Research and development expenses for the periods presented. Research and development expenses are included within Selling, general, and administrative expenses.

	Fiscal Three Months Ended		Fiscal Nine Months Ended
(Unaudited; Dollars in Millions)	September 29, 2024	October 1, 2023	September 29, 2024	October 1, 2023
Research & Development	$97	$78	$302	$266

The following table presents the Company’s Cash and cash equivalents, Total debt, and Net debt balance as of the periods presented:

(Unaudited; Dollars in Billions)	September 29, 2024	December 31, 2023
Cash and cash equivalents	$1.1	$1.4
Total debt	(8.7)	(8.3)
Net debt	$(7.6)	$(6.9)